UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2026
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Kezar Life Sciences, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38542	47-3366145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Shoreline Court, Suite 300 South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 650 822-5600
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	KZR	The Nasdaq Stock Market LLC
Preferred Share Purchase Rights		The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.
On April 1, 2026, Kezar Life Sciences, Inc. (the “Company”) entered into a lease termination agreement (the “Lease Termination Agreement”) with GNS South Tower, LP (the “Landlord”) to terminate that certain lease agreement, dated as of August 16, 2017, as amended (the “Lease”), for approximately 48,714 rentable square feet at 4000 Shoreline Court, San Francisco, California. The Lease Termination Agreement provides for the early termination of the Lease, which was originally scheduled to expire on July 31, 2026, effective as April 1, 2026. As consideration for the Lease Termination Agreement, the Company agreed to pay the Landlord approximately $2 million in fulfillment of its remaining obligations under the Lease, consisting of (i) approximately $1.3 million paid by the Company to Landlord concurrently with the execution of the Lease Termination Agreement and (ii) the Company’s surrender of the approximately $0.7 million held by the Landlord as a security deposit.
The foregoing description of the terms of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 1, 2026, the Company and each of Christopher J. Kirk, Ph.D., the Company’s Chief Executive Officer, Marc L. Belsky, the Company’s Chief Financial Officer and Secretary, and Mark Schiller, the Company’s Chief Operating Officer (collectively, the “Officers”), entered into a Separation Agreement (collectively, the “Separation Agreements”). Pursuant to the Separation Agreements, each Officer’s employment with the Company will terminate at the Effective Time (as defined below). Each Separation Agreement provides for severance benefits consistent with those resulting from a Covered Termination (as defined in each of Dr. Kirk’s, Mr. Belsky’s and Mr. Schiller’s respective employment agreements) within three months prior to or twelve months following the effective date of a change in control under each of Dr. Kirk’s, Mr. Belsky’s and Mr. Schiller’s respective employment agreements, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2025. In addition, (i) Dr. Kirk will receive his Severance Payment (as defined in his respective Separation Agreement) in a lump sum, less applicable payroll deductions and withholdings, and (ii) each of Mr. Belsky and Mr. Schiller will be entitled to receive a one-time cash payment equal to 12 months of cost of health insurance premiums at the time of termination. The foregoing severance benefits are contingent upon a general release of claims set forth in the Separation Agreements.
There were no disagreements between any of Mr. Kirk, Mr. Belsky and Mr. Schiller and the Company.
The foregoing descriptions of the Separation Agreements do not purport to be complete and are qualified by reference to the full text of each agreement, copies of which are filed as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Lease Termination Agreement, dated as of April 1, 2026, by and between the Company and GNS South Tower, LP.
10.2	Separation Agreement, dated as of April 1, 2026, between the Company and Christopher Kirk, Ph.D.
10.3	Separation Agreement, dated as of April 1, 2026, between the Company and Marc Belsky.
10.4	Separation Agreement, dated as of April 1, 2026, between the Company and Mark Schiller.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
Important Information about the Offer and Where to Find It
As previously announced in the Current Report on Form 8-K, filed by the Company with the Securities and Exchange Commission (“SEC”) on March 30, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Aurinia Pharma U.S., Inc., a Delaware corporation (“Parent” or

“Aurinia”), Aurinia Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub” and together with Parent, the “Buyer Entities”), and, solely for purposes of Section 10.13, Aurinia Pharmaceuticals Inc., a company incorporated under the laws of the Province of Alberta (“Ultimate Parent”).
Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub is expected to merge with and into the Company as provided in the Merger Agreement (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). At the effective time of the Merger (the “Effective Time”), of the outstanding shares of common stock of the Company, par value $0.001 per share (the “Shares”) (other than (i) Shares owned by the Company (or held in the treasury of the Company), Parent, Merger Sub or any of their respective subsidiaries or (ii) Shares that are held by stockholders who are entitled to, and properly demand, appraisal for such Shares in accordance with Section 262 of the DGCL), will be cancelled and converted into the right to receive (a) $6.955 per Share, payable in cash, without interest from Merger Sub plus (b) one contingent value right per Share (each, a “CVR”), which represents the right to receive certain payments in cash in accordance with the terms and subject to the conditions of a contingent value rights agreement to be entered into by and among Ultimate Parent, the Buyer Entities, a representative, agent and attorney in fact of the CVR holders and a rights agent (the “Offer”).
The Offer for the Shares referenced above has not yet commenced. This Current Report on Form 8-K is for informational purposes only, is not a recommendation and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the Offer materials that the Buyer Entities will file with the SEC upon the commencement of the Offer. The solicitation and offer to buy the Shares will only be made pursuant to the Offer materials that Parent and Merger Sub will file with the SEC. At the time the Offer is commenced, the Buyer Entities will file a tender offer statement on Schedule TO, and, thereafter, the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer.
THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL EACH CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.
The Offer to Purchase, the related Letter of Transmittal and certain other Offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, will be made available to all holders of Shares at no expense to them at the Company's website at ir.kezarlifesciences.com, or Parent’s website at https://www.auriniapharma.com/investors and (once they become available) will be mailed to the Company's stockholders free of charge. The information contained in, or that can be accessed through, the Company's or Parent’s website is not a part of, or incorporated by reference in, this filing. The Offer materials and the Solicitation/Recommendation Statement on Schedule 14D-9 will be made available to the public for free at the SEC’s website at www.sec.gov.
In addition to the Offer to Purchase, the related Letter of Transmittal and certain other Offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, the Company and Parent file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by the Company or Parent with the SEC for free on the SEC’s website at www.sec.gov or on the Company's website at ir.kezarlifesciences.com, or Parent’s website at https://www.auriniapharma.com/investors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEZAR LIFE SCIENCES, INC.

Date:	April 3, 2026	By:	/s/ Marc L. Belsky
Marc L. Belsky Chief Financial Officer and Secretary